Exhibit 99.1

Acer Therapeutics Reports Second Quarter 2023 Financial Results and Provides Corporate Update

OLPRUVA™ (sodium phenylbutyrate) kits now available in all dosage strengths and ready to ship to patients

NEWTON, MA – August 14, 2023 – Acer Therapeutics Inc. (Nasdaq: ACER), a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious, rare and life-threatening diseases with significant unmet medical needs, today reported financial results for the second quarter ended June 30, 2023 and provided a corporate update.

“The second quarter of 2023 marked continued progress for Acer as we execute on our OLPRUVA™ launch strategy,” said Chris Schelling, CEO and Founder of Acer. “We are pleased to offer OLPRUVA™ in the U.S. to certain UCD patients as a novel alternative option to current treatments that was specifically designed for palatability and convenience.1,2 With OLPRUVA™ kits now available in all dosage strengths, we are committed to supporting patients from initial prescription to support throughout the treatment process, and look forward to making OLPRUVA™ available to patients in need.”

Program and Corporate Highlights

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OLPRUVA™ (sodium phenylbutyrate) for oral suspension
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OLPRUVA™ kits are now available in all dosage strengths and ready to ship to patients
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A dedicated OLPRUVA™ Navigator Team at CVS Specialty is now available to provide prescription fulfillment support throughout the treatment process; healthcare provider and patient resources are also now available at www.OLPRUVAHCP.com and www.OLPRUVA.com
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Acer Therapeutics is in discussions with both commercial and government payers and is actively engaged with the major pharmacy benefits managers (PBM) and group purchasing organizations (GPO) representing a substantial majority of covered lives
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Corporate
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Ended Q2 2023 with $1.6 million in cash and cash equivalents. Acer believes its cash and cash equivalents available as of June 30, 2023 will be sufficient to fund its anticipated operating and capital requirements through mid-Q3 2023

Anticipated Milestones (Subject to Available Capital)

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Q3 2023: Acer expects to begin attaining OLPRUVA™ commercial insurance coverage in Q3 2023
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Q3 2023: Acer expects to begin attaining insurance coverage for OLPRUVA™ Medicaid patients starting in Q3 2023
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H1 2024: Acer anticipates enrollment completion in H1 2024 of its pivotal Phase 3 DiSCOVER trial of EDSIVO™ in patients with COL3A1-positive vEDS
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Acer also intends to pursue additional opportunities for potential OLPRUVA™ label expansion, including the potential for additional dosage strengths to address patients with lower weights/body surface areas, and potential administration using a gastrostomy tube (G-tube)

Q2 2023 Financial Results

Cash Position. Cash and cash equivalents were $1.6 million as of June 30, 2023, compared to $2.3 million as of December 31, 2022. Acer believes its cash and cash equivalents at June 30, 2023 will be sufficient to fund its anticipated operating and capital requirements through the middle of the third quarter of 2023.

Research and Development Expenses. Research and development expenses were $1.4 million, net of collaboration funding of $0.6 million, for the three months ended June 30, 2023, as compared to $3.4 million, net of collaboration funding of $1.6 million, for the three months ended June 30, 2022. This decrease of $2.0 million was primarily due to decreases in expenses for clinical studies, employee-related expenses, expenses for consulting and professional services, and contract manufacturing expenses. Research and development expenses related to ACER-001 decreased in the three months ended June 30, 2023, resulting in a decrease in the recognition of the collaboration funding from the Collaboration Agreement with Relief. Research and development expenses for the three months ended June 30, 2023 were comprised of $1.0 million related to EDSIVOTM; $0.6 million related to ACER-001, offset by $0.6 million of collaboration funding; $0.2 million related to ACER-801; and $0.2 million related to other development activities.

General and Administrative Expenses. General and administrative expenses were $2.9 million, net of collaboration funding of $1.4 million, for the three months ended June 30, 2023, as compared to $3.6 million, net of collaboration funding of $3.3 million, for the three months ended June 30, 2022. This decrease of $0.7 million was primarily due to decreases in marketing expenses, expenses for consulting and professional services, and employee-related expenses. General and administrative expenses related to ACER-001 decreased in the three months ended June 30, 2023, resulting in a decrease in the recognition of the collaboration funding from the Collaboration Agreement with Relief.

Net Loss. Net loss for the three months ended June 30, 2023 was $8.1 million, or $0.33 net loss per share (basic and diluted), compared to a net loss of $2.7 million, or $0.17 net loss per share (basic and diluted), for the three months ended June 30, 2022.

For additional information, please see Acer’s Quarterly Report on Form 10-Q filed today with the Securities and Exchange Commission (SEC).

About Acer Therapeutics

Acer is a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious rare and life-threatening diseases with significant unmet medical needs. In the U.S., OLPRUVA™ (sodium phenylbutyrate) is approved for the treatment of UCDs involving deficiencies of CPS, OTC, or AS. Acer is also advancing a pipeline of investigational product candidates for rare and life-threatening diseases, including: OLPRUVA™ (sodium phenylbutyrate) for treatment of various disorders, including Maple Syrup Urine Disease (MSUD); and EDSIVO™ (celiprolol) for treatment of vascular Ehlers-Danlos syndrome (vEDS) in patients with a confirmed type III collagen (COL3A1) mutation. For more information, visit www.acertx.com.

References

1.
OLPRUVA™ (sodium phenylbutyrate) for oral suspension. Prescribing information. Newton, MA: Acer Therapeutics Inc.
2.
Appel LE, Shockey JR, Schelling DC, inventors; Acer Therapeutics Inc, assignee. Palatable compositions including sodium phenylbutyrate and uses thereof. US patent 11,154,521 (B2). October 26, 2021.

Acer Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release are forward-looking statements. Examples of such statements include, but are not limited to, statements about plans and strategy for the commercialization of OLPRUVA™ for oral suspension in the U.S. for the treatment of certain patients with certain UCDs, including progress with respect to discussions with commercial and government insurance providers, physicians outreach and awareness, and patient support and fulfillment, statements with respect to our EDSIVO clinical trial for patients with vEDS, including enrollment and timing milestones related thereto, statements about our anticipated 2023 milestones, statements about our investment of OLPRUVA revenue, and statements about our capital requirements and sufficiency and duration of our current cash and cash equivalents. Our efforts to commercialize OLPRUVA™ for oral suspension in the U.S. for the treatment of certain patients with UCDs involving deficiencies of CPS, OTC, or AS are at an early stage, we currently do not have fully developed marketing, sales or distribution capabilities, and there is no guarantee that we will be successful in our commercialization efforts. Our pipeline products (including

OLPRUVA™ for indications other than UCDs as well as EDSIVO™ and ACER-801) are under investigation and their safety and efficacy have not been established and there is no guarantee that any of our investigational products in development will receive health authority approval or become commercially available for the uses being investigated. We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the availability of financing to fund our commercialization efforts, our pipeline product development programs and our general corporate operations as well as risks related to drug development and the regulatory approval process, including the timing and requirements of regulatory actions. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. You should review additional disclosures we make in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. You may access these documents for no charge at http://www.sec.gov.

ACER THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	June 30,
	2023	2022

Operating expenses:
Research and development (net of collaboration funding of $600,072 and $1,648,631 in the three months ended June 30, 2023 and 2022, respectively)	$1,440,717	$3,426,773
General and administrative (net of collaboration funding of $1,404,695 and $3,257,701 in the three months ended June 30, 2023 and 2022, respectively)	2,853,760	3,638,073
Loss from operations	(4,294,477)	(7,064,846)

Other income (expense), net:
Costs of debt issuance	—	(200,129)
Loss on extinguishment of debt	(350,000)	—
Changes in fair value of debt instruments (loss) gain	(2,806,538)	4,729,460
Interest and other income (expense), net	(639,610)	(139,234)
Foreign currency transaction (loss) gain	(95)	7,713
Total other income (expense), net	(3,796,243)	4,397,810

Net loss	$(8,090,720)	$(2,667,036)

Net loss per share - basic	$(0.33)	$(0.17)

Weighted average common shares outstanding - basic	24,462,895	15,273,707

Net loss per share - diluted	$(0.33)	$(0.30)

Weighted average common shares outstanding - diluted	24,462,895	17,681,400

SELECTED BALANCE SHEET DATA (Unaudited):

	June 30,	December 31,
	2023	2022

Cash and cash equivalents	$1,553,416	$2,329,218

Inventory	$4,600,618	$—

Prepaid expenses	$583,339	$759,292

Deferred financing costs	$—	$408,000

Other current assets	$14,638	$20,188

Property and equipment, net	$54,273	$214,578

Total assets	$14,648,276	$11,624,226

Accounts payable and accrued expenses	$10,438,490	$7,470,674

Promissory Note payable to an officer	$1,000,000	$—

Deferred collaboration funding, total	$4,547,198	$8,412,971

SWK Loans payable, at fair value	$17,986,848	$5,567,231

Convertible note payable, at fair value	$13,078,200	$6,047,532

Total liabilities	$47,894,494	$28,385,498

Total stockholders’ deficit	$(33,246,218)	$(16,761,272)

Corporate and IR Contact

Jim DeNike

Acer Therapeutics Inc.

jdenike@acertx.com

+1-844-902-6100

Nick Colangelo

Gilmartin Group

nick@gilmartinIR.com

+1-332-895-3226